                                                                    Exhibit 99.1









                                     Audited Financial Statements and
                                     Supplemental Schedules

                                     KEYCORP 401(k) SAVINGS PLAN


                                     Years Ended December 31, 1998 and 1997 with
                                     Report of Independent Auditors


                                     PLAN SPONSOR AND ADMINISTRATOR
                                     KeyCorp
                                     127 Public Square
                                     Cleveland, Ohio  44114-1306
                                     (216) 689-3000

                           KeyCorp 401(k) Savings Plan

             Audited Financial Statements and Supplemental Schedules

                           December 31, 1998 and 1997


                                    CONTENTS



         Report of Independent Auditors................................................................      1

         FINANCIAL STATEMENTS

         Statements of net assets available for benefits...............................................      2
         Statements of changes in net assets available for benefits....................................      4
         Notes to financial statements.................................................................      6


         SUPPLEMENTAL SCHEDULES

         Line 27(a)--Schedule of Assets Held for Investment Purposes....................................    16
         Line 27(d)--Schedule of Reportable Transactions................................................    17

                         Report of Independent Auditors


Compensation and Organization Committee
KeyCorp


We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                    /s/ Ernst & Young LLP
Cleveland, Ohio
June 22, 1999

                           KeyCorp 401(k) Savings Plan

      Statement of Net Assets Available for Benefits, with Fund Information

                                December 31, 1998


                                                                                        Money     Intermediate      Stock
                                           KeyCorp       Value         Balanced         Market       Income         Index
                                         Stock Fund      Fund            Fund            Fund         Fund           Fund
                                     ------------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock (cost
     $380,194,160)                     $916,305,856
   Interest in mutual funds and
     collective trusts (cost              5,525,718   $299,874,076   $ 94,044,263   $ 88,441,404   $67,947,686   $50,027,610
     $542,534,290)
   Loans to participants
                                     ------------------------------------------------------------------------------------------
Total investments                       921,831,574    299,874,076     94,044,263     88,441,404    67,947,686    50,027,610

Receivables:
   Contributions:
     Employer                             1,417,660
     Participants                           674,435        491,670        206,676        128,132        95,710       195,762
   Interest and dividends:                    5,869                                      371,049
   Other                                    248,423        188,185         81,992        649,456        44,837       139,051
                                     ------------------------------------------------------------------------------------------
Total receivables                         2,346,387        679,855        288,668      1,148,637       140,547       334,813
Cash                                        600,910
                                     ------------------------------------------------------------------------------------------
Total assets                            924,778,871    300,553,931     94,332,931     89,590,041    68,088,233    50,362,423

LIABILITIES
ESOP indebtedness                        33,754,000
Other liabilities                           550,577        679,855        288,668            301       140,547       334,813
                                     ------------------------------------------------------------------------------------------
Total liabilities                        34,304,577        679,855        288,668            301       140,547       334,813
                                     ------------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS      $890,474,294   $299,874,076   $ 94,044,263   $ 89,589,740   $67,947,686   $50,027,610
                                     ==========================================================================================


                                       Special     Convertible
                                        Value       Securities       Loan
                                         Fund          Fund          Fund            Total
                                     ----------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock (cost
     $380,194,160)                                                             $  916,305,856
   Interest in mutual funds and
     collective trusts (cost         $24,389,145   $ 2,165,832                    632,415,734
     $542,534,290)
   Loans to participants                                         $36,864,549       36,864,549
                                     ----------------------------------------------------------
Total investments                     24,389,145     2,165,832    36,864,549    1,585,586,139

Receivables:
   Contributions:
     Employer                                                                       1,417,660
     Participants                        120,373         6,112                      1,918,870
   Interest and dividends:                                           119,683          496,601
   Other                                                   748           516        1,353,208
                                     ----------------------------------------------------------
Total receivables                        120,373         6,860       120,199        5,186,339
Cash                                                                                  600,910
                                     ----------------------------------------------------------
Total assets                          24,509,518     2,172,692    36,984,748    1,591,373,388

LIABILITIES
ESOP indebtedness                                                                  33,754,000
Other liabilities                        120,373         6,860       505,122        2,627,116
                                     ----------------------------------------------------------
Total liabilities                        120,373         6,860       505,122       36,381,116
                                     ----------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS    $24,389,145   $ 2,165,832   $36,479,626   $1,554,992,272
                                     ==========================================================


See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

      Statement of Net Assets Available for Benefits, with Fund Information

                                December 31, 1997


                                                                                              Money       Intermediate     Stock
                                                 KeyCorp         Value        Balanced        Market          Income       Index
                                                Stock Fund       Fund           Fund           Fund            Fund         Fund
                                           -----------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $346,466,014)                     $1,022,314,534
   Interest in mutual funds and
     collective trusts (cost $461,353,403)        6,041,607  $260,094,434   $ 71,548,240   $ 90,439,280   $63,097,556   $27,858,306
   Loans to participants
                                           -----------------------------------------------------------------------------------------
Total investments                             1,028,356,141   260,094,434     71,548,240     90,439,280    63,097,556    27,858,306

Receivables:
   Contributions:
     Employer                                       705,555       219,309         84,277         58,876        44,134        45,516
     Participants                                   679,073       522,339        215,170        136,005       101,441       156,809
   Interest and dividends                             2,992                                     426,826
   Other                                          1,947,337       123,137         42,619         45,822        62,318        84,235
                                           -----------------------------------------------------------------------------------------
Total receivables                                 3,334,957       864,785        342,066        667,529       207,893       286,560

Cash                                                159,978
                                           -----------------------------------------------------------------------------------------
Total assets                                  1,031,851,076   260,959,219     71,890,306     91,106,809    63,305,449    28,144,866

LIABILITIES
ESOP indebtedness                                41,886,000
Other liabilities                                 1,622,423       864,785        342,065        251,680       207,893       286,560
                                           -----------------------------------------------------------------------------------------
Total liabilities                                43,508,423       864,785        342,065        251,680       207,893       286,560
                                           -----------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS            $  988,342,653  $260,094,434   $ 71,548,241   $ 90,855,129   $63,097,556   $27,858,306
                                           =========================================================================================


                                               Special
                                                Value          Loan
                                                 Fund          Fund           Total
                                           ----------------------------------------------
ASSETS
Investments, at fair value:
   KeyCorp common stock
     (cost $346,466,014)                                                 $1,022,314,534
   Interest in mutual funds and
     collective trusts (cost $461,353,403)   $25,685,346                    544,764,769
   Loans to participants                                   $36,574,859       36,574,859
                                           ----------------------------------------------
Total investments                             25,685,346    36,574,859    1,603,654,162

Receivables:
   Contributions:
     Employer                                     40,849                      1,198,516
     Participants                                106,473                      1,917,310
   Interest and dividends                                      118,963          548,781
   Other                                         146,576                      2,452,044
                                           ----------------------------------------------
Total receivables                                293,898       118,963        6,116,651

Cash                                                                            159,978
                                           ----------------------------------------------
Total assets                                  25,979,244    36,693,822    1,609,930,791

LIABILITIES
ESOP indebtedness                                                            41,886,000
Other liabilities                                293,898       507,884        4,377,188
                                           ----------------------------------------------
Total liabilities                                293,898       507,884       46,263,188
                                           ----------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS            $25,685,346   $36,185,938   $1,563,667,603
                                           ==============================================



See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

Statement of Changes in Net Assets Available for Benefits, with Fund Information

                      For the Year Ended December 31, 1998

                                                                                          Money      Intermediate     Stock
                                               KeyCorp          Value       Balanced      Market        Income        Index
                                              Stock Fund         Fund         Fund         Fund          Fund          Fund
                                           ------------------------------------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                  $26,990,451
     Net investment gain from mutual
       funds and collective trusts             1,183,185   $  46,560,940  $ 7,450,925  $ 4,661,914   $  3,517,840  $ 1,046,902
     Net realized gain and unrealized
       appreciation                                           17,968,078    6,193,456                   1,113,669    8,354,940
     Interest on participant loans
                                           ------------------------------------------------------------------------------------
                                              28,173,636      64,529,018   13,644,381    4,661,914      4,631,509    9,401,842

   Contributions:
     Employer                                 32,028,536       3,426,588    1,299,132      813,415        657,769      917,849
     Participants                             22,476,141      15,265,701    6,240,512    3,967,138      3,044,492    5,249,347
                                           ------------------------------------------------------------------------------------
                                              54,504,677      18,692,289    7,539,644    4,780,553      3,702,261    6,167,196
                                           ------------------------------------------------------------------------------------
Total additions                               82,678,313      83,221,307   21,184,025    9,442,467      8,333,770   15,569,038

Deductions from plan assets attributed to:
   Net realized loss and unrealized
     depreciation                             95,307,973
   Participant withdrawals                    81,267,519      23,745,186    7,254,898   20,753,088      6,378,334    3,226,263
   Interest expense                            3,212,563
   Administrative and other expenses             586,355
                                           ------------------------------------------------------------------------------------
Total deductions                             180,374,410      23,745,186    7,254,898   20,753,088      6,378,334    3,226,263
                                           ------------------------------------------------------------------------------------
Changes in net assets                        (97,696,097)     59,476,121   13,929,127  (11,310,621)     1,955,436   12,342,775
Plan mergers                                                   1,286,505    9,551,135      524,296
Interfund transfer in (out)                     (172,262)    (20,982,984)    (984,240)   9,520,936      2,894,694    9,826,529
Net assets at beginning of year              988,342,653     260,094,434   71,548,241   90,855,129     63,097,556   27,858,306
                                           ------------------------------------------------------------------------------------

NET ASSETS AT END OF YEAR                   $890,474,294   $ 299,874,076  $94,044,263  $89,589,740   $ 67,947,686  $50,027,610
                                           ====================================================================================


                                                Special
                                                 Value      Convertible        Loan
                                                  Fund      Securities         Fund           Total
                                           ---------------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                                                              $   26,990,451
     Net investment gain from mutual
       funds and collective trusts           $ 1,116,399    $    88,252                      65,626,357
     Net realized gain and unrealized
       appreciation                                                                          33,630,143
     Interest on participant loans                                       $   3,154,484        3,154,484
                                           ---------------------------------------------------------------
                                               1,116,399         88,252      3,154,484      129,401,435

   Contributions:
     Employer                                    750,317          4,873                      39,898,479
     Participants                              3,886,031        136,557                      60,265,919
                                           ---------------------------------------------------------------
                                               4,636,348        141,430                     100,164,398
                                           ---------------------------------------------------------------
Total additions                                5,752,747        229,682      3,154,484      229,565,833

Deductions from plan assets attributed to:
   Net realized loss and unrealized
     depreciation                              3,871,297        223,026                      99,402,296
   Participant withdrawals                     1,983,972         16,960      3,792,679      148,418,899
   Interest expense                                                                           3,212,563
   Administrative and other expenses                                                            586,355
                                           ---------------------------------------------------------------
Total deductions                               5,855,269        239,986      3,792,679      251,620,113
                                           ---------------------------------------------------------------
Changes in net assets                           (102,522)       (10,304)      (638,195)     (22,054,280)
Plan mergers                                   1,006,230      1,010,783                      13,378,949
Interfund transfer in (out)                   (2,199,909)     1,165,353        931,883
Net assets at beginning of year               25,685,346                    36,185,938    1,563,667,603
                                           ---------------------------------------------------------------

NET ASSETS AT END OF YEAR                    $24,389,145    $ 2,165,832    $36,479,626   $1,554,992,272
                                           ===============================================================



See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

Statement of Changes in Net Assets Available for Benefits, with Fund Information

                      For the Year Ended December 31, 1997

                                                                                               Money      Intermediate       Stock
                                                 KeyCorp          Value         Balanced      Market         Income          Index
                                                Stock Fund         Fund           Fund         Fund          Fund            Fund
                                            ----------------------------------------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                   $  25,100,067
     Net investment gain from mutual
       funds and collective trusts                  810,334   $  22,497,087   $ 5,455,309   $ 5,043,383   $  3,822,395   $ 1,684,805
     Net realized gain and unrealized
       appreciation                             299,080,002      34,573,461     5,437,301                      607,645     3,005,348
     Interest on participant loans
                                            ----------------------------------------------------------------------------------------
                                                324,990,403      57,070,548    10,892,610     5,043,383      4,430,040     4,690,153

   Contributions:
     Employer                                    19,528,504       6,271,426     2,355,555     1,714,685      1,325,944       886,994
     Participants                                18,462,479      15,391,907     5,931,955     4,137,382      3,118,514     2,705,595
                                            ----------------------------------------------------------------------------------------
                                                 37,990,983      21,663,333     8,287,510     5,852,067      4,444,458     3,592,589
                                            ----------------------------------------------------------------------------------------
Total additions                                 362,981,386      78,733,881    19,180,120    10,895,450      8,874,498     8,282,742

Deductions from plan assets attributed to:
   Participant withdrawals                       68,042,840      20,814,952     6,535,883    23,436,621      7,991,050     1,812,455
   Interest expense                               3,842,637
   Administrative and other expenses                367,405
                                            ----------------------------------------------------------------------------------------
Total deductions                                 72,252,882      20,814,952     6,535,883    23,436,621      7,991,050     1,812,455
                                            ----------------------------------------------------------------------------------------
Changes in net assets                           290,728,504      57,918,929    12,644,237   (12,541,171)       883,448     6,470,287

Plan mergers                                                        683,220       424,728     2,511,300         93,580       315,739
Interfund transfer in (out)                     (35,845,663)     (5,523,814)    8,001,429    13,757,215     (6,994,661)   12,596,887
Net assets at beginning of year                 733,459,812     207,016,099    50,477,847    87,127,785     69,115,189     8,475,393
                                            ----------------------------------------------------------------------------------------

NET ASSETS AT END OF YEAR                     $ 988,342,653   $ 260,094,434  $ 71,548,241  $ 90,855,129   $ 63,097,556  $ 27,858,306
                                            ========================================================================================


                                                   Special
                                                    Value             Loan
                                                     Fund             Fund             Total
                                           --------------------------------------------------------
Additions to plan assets attributed to:
   Investment income:
     Common stock dividends                                                     $    25,100,067
     Net investment gain from mutual
       funds and collective trusts               $ 1,951,001                         41,264,314
     Net realized gain and unrealized
       appreciation                                2,292,336                        344,996,093
     Interest on participant loans                              $   3,178,329         3,178,329
                                           --------------------------------------------------------
                                                   4,243,337        3,178,329       414,538,803

   Contributions:
     Employer                                        770,464                         32,853,572
     Participants                                  2,356,476                         52,104,308
                                           --------------------------------------------------------
                                                   3,126,940                         84,957,880
                                           --------------------------------------------------------
Total additions                                    7,370,277        3,178,329       499,496,683

Deductions from plan assets attributed to:
   Participant withdrawals                         1,618,422        3,421,470       133,673,693
   Interest expense                                                                   3,842,637
   Administrative and other expenses                                                    367,405
                                           --------------------------------------------------------
Total deductions                                   1,618,422        3,421,470       137,883,735
                                           --------------------------------------------------------
Changes in net assets                              5,751,855         (243,141)      361,612,948

Plan mergers                                         995,231                          5,023,798
Interfund transfer in (out)                       11,324,625        2,683,982
Net assets at beginning of year                    7,613,635       33,745,097     1,197,030,857
                                           --------------------------------------------------------

NET ASSETS AT END OF YEAR                       $ 25,685,346    $  36,185,938   $ 1,563,667,603
                                           ========================================================



See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                 For the Years Ended December 31, 1998 and 1997


A.     DESCRIPTION OF THE PLAN

The following provides only general information regarding the KeyCorp 401(k) Savings Plan (the "Plan"). Participants should refer to the Plan Document or Summary Plan Description for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan which contains two primary features. The portion of the Plan that is attributable to participant contributions is a cash or deferred arrangement authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). In addition, as authorized under the provisions of Section 4975(e)(7) of the Code, the Plan constitutes an employee stock ownership plan ("ESOP").

Regular full-time and part-time employees of a participating employer are eligible to participate in the Plan as of their first day of employment with KeyCorp (the "Plan Sponsor").

Participants make contributions to the Plan by means of payroll deferrals. Participants can elect to make contributions (pre-tax) from 1% to 10% of their compensation. KeyCorp matches the contributions dollar-for-dollar up to a maximum of 6% of compensation ("Matching Contribution") in the form of KeyCorp common stock. Matching Contributions of KeyCorp common stock are made either by releasing shares from the Plan's ESOP feature or by purchasing such shares in the open market.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors. Participants' contributions are currently limited to the maximum allowable amount under the Code.

A participant's interest in those Matching Contributions allocated to the participant's Plan Account becomes vested after completion of three years of vested service. Plan forfeitures may be used to reduce Matching Contributions, to resolve claims in respect to benefit payments, to offset administrative expenses of the Plan or to facilitate stock transactions required for Plan investment or distribution purposes.

For pre-tax contributions, participants may not withdraw amounts from their Plan account prior to attainment of age 59 1/2, separation from service, retirement, death or disability (subject to special grandfathered distribution provisions).

                           KeyCorp 401(k) Savings Plan

A.     DESCRIPTION OF THE PLAN--CONTINUED

The Plan includes a Loan Program, which enables Plan participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to participants on a uniform and nondiscriminatory basis and are limited to 50% of their vested Plan interest not to exceed $50,000. Upon termination, participants may receive a distribution of their Plan account balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in common stock of KeyCorp. Participants may leave their balance in the Plan if the balance is greater than $5,000. Upon retirement, the distribution of benefits to participants is made in either a lump sum payment or monthly cash installments at the participant's option.

KeyCorp has the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, the assets of the Plan will be distributed to the participants based on the amounts in their respective accounts.

B.     SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

     KEYCORP COMMON STOCK

     Closing market price as quoted on the New York Stock Exchange as of December 31, 1998 and 1997.

     MUTUAL FUNDS

     Closing price as quoted per the Wall Street Journal as of December 31, 1998 and 1997.

     COLLECTIVE TRUST FUNDS

     Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values.

     LOAN

     In the opinion of the Plan Administrator, the outstanding balance approximates fair value.

                           KeyCorp 401(k) Savings Plan

B.     SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

On January 15, 1998, KeyCorp announced a two-for-one stock split effected by means of a 100% stock dividend payable March 6, 1998, to shareholders of record as of February 18, 1998. All relevant common stock data in this report has been adjusted to reflect the split.

C.     PLAN AMENDMENTS AND MERGERS

The Plan was operationally amended and restated as of July 1, 1998, to comply with the Small Business Job Protection Act of 1996, the Uniformed Servicing Employment and Re-employment Rights Act of 1994, Tax Payers Relief Act of 1997 and such other changes required by law or deemed advisable by management. In addition, effective July 1, 1998 the Plan was amended to provide for the employer match to be in the form of 100% KeyCorp common stock.

Effective April 1, 1998, the Plan introduced the Convertible Securities Fund as a new investment option.

The Plan was also amended during 1997 to provide for the merger of the following plans (of companies acquired by KeyCorp or its affiliates) with and into the
Plan:

                           KeyCorp 401(k) Savings Plan

C.     PLAN AMENDMENTS AND MERGERS--CONTINUED

Effective December 31, 1997:

       o Leasetec Corporation Profit Sharing and Retirement Savings Plan and Trust

       o      Spears, Benzak, Salomon & Farrell Salary Deferral Plan

Effective April 1, 1997:

       o      Knight Insurance Agency, Inc. Savings and Retirement Plan

       o Knight Insurance Agency, Inc. and Associated Companies Profit Sharing Trust

       o      AutoFinance Group, Inc. 401(k) Savings Plan

       o      Carleton, McCreary, Holmes & Co. 401(k) Profit Sharing Plan

At the effective merger dates shown above all employed participants in the merged plans ("Merged Plan") became fully vested in their respective Merged Plan account balances and began participating in the KeyCorp Plan. Subsequent to the effective merger dates, all assets of the respective Merged Plans were transferred to the KeyCorp Plan.

Effective December 31, 1997 the Plan was amended to provide for 100% vesting in employer contributions to employees of certain divested bank branches and to certain other separated employees meeting specified conditions, to be effective as of the date specified in the amendment.

D.     INVESTMENTS

Key Trust Company of Ohio, N.A. ("Key Trust"), an affiliate of KeyCorp, serves as the trustee for certain assets of the Plan, with the balance of the assets held in trust by Wachovia Bank of North Carolina, N.A. Financial information regarding the assets held by the Plan are included in the accompanying financial statements and in the table below based on information provided by the trustees.

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS--CONTINUED

Upon enrollment, participants direct all of their participant contributions for investment in one of several funds in 5% increments. Plan participants have the option to invest in the KeyCorp Stock Fund and/or a combination of seven funds which hold mutual funds and/or collective investment trust funds: the Value Fund, the Balanced Fund, the Money Market Fund, the Intermediate Income Fund, the Stock Index Fund, the Special Value Fund, and the Convertible Securities Fund. With the exception of the previously mentioned 100% employer matching contributions that are invested in the KeyCorp Stock Fund, participants may reallocate amounts previously invested between investment funds on a daily basis. All of the above mentioned mutual funds and collective investment trust funds are sponsored by affiliates of KeyCorp.

During the periods ended December 31, 1998 and 1997, the Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) (depreciated)/appreciated in fair market value $(65,772,153) and $344,996,093, respectively as follows:

                                                              Net (Depreciation)
                                                                 Appreciation
                                                                in Fair Value          Fair Value at
                                                                 During Year            End of Year
                                                            ----------------------------------------------
Year ended December 31, 1998:
   Fair value as determined by quoted market price:
           KeyCorp Stock Fund                                  $    (95,307,973)     $      921,831,574
           Value Fund                                                17,968,078             299,874,076
           Balanced Fund                                              6,193,456              94,044,263
           Money Market Fund                                                                 88,441,404
           Intermediate Income Fund                                   1,113,669              67,947,686
           Stock Index Fund                                           8,354,940              50,027,610
           Special Value Fund                                        (3,871,297)             24,389,145
           Convertible Securities Fund                                 (223,026)              2,165,832
   Fair value as determined by trustee:
           Loan Fund                                                                         36,864,549
                                                            ----------------------------------------------
                                                               $    (65,772,153)     $    1,585,586,139
                                                            ==============================================

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS--CONTINUED

                                                                Net Appreciation
                                                                  in Fair Value         Fair Value at
                                                                   During Year           End of Year
                                                              ---------------------------------------------
Year ended December 31, 1997:
   Fair value as determined by quoted
        market price:
           KeyCorp Stock Fund                                    $    299,080,002      $1,028,356,141
           Value Fund                                                  34,573,461         260,094,434
           Balanced Fund                                                5,437,301          71,548,240
           Money Market Fund                                                               90,439,280
           Intermediate Income Fund                                       607,645          63,097,556
           Stock Index Fund                                             3,005,348          27,858,306
           Special Value Fund                                           2,292,336          25,685,346
   Fair value as determined by trustee:
           Loan Fund                                                                       36,574,859
                                                              ---------------------------------------------

                                                                 $    344,996,093      $1,603,654,162
                                                              =============================================


The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 1998 and 1997, are as follows:


                                                                     1998                 1997
                                                             -------------------------------------------
         KeyCorp Common Stock                                  $   916,305,856         $1,022,314,534
         Victory Value Fund                                        299,874,076            260,094,434
         Victory Balance Fund                                       94,044,263
         Victory Institutional Money Market Fund                    88,441,404             90,439,280

                           KeyCorp 401(k) Savings Plan

D.     INVESTMENTS--CONTINUED

The total number of units and the net asset value per unit as of December 31, 1998 and 1997, are as follows:

                                                                                     Net Asset Value
                                                               Number                  Per Unit at
                                                              of Units                 End of Year
                                                          ---------------------------------------------
Year ended December 31, 1998:
    KeyCorp Stock Fund*                                      12,435,756.521             $    68.55
    Value Fund                                               17,214,355.655                  17.42
    Balanced Fund                                             6,401,923.953                  14.69
    Money Market Fund                                         6,606,523.111                  13.56
    Intermediate Income Fund                                  6,947,616.140                   9.78
    Stock Index Fund                                            101,331.532                 493.70
    Special Value Fund                                        1,737,118.598                  14.04
    Convertible Securities Fund                                 173,128.044                  12.51


                                                                                     Net Asset Value
                                                               Number                  Per Unit at
                                                              of Units                 End of Year
                                                          ---------------------------------------------
Year ended December 31, 1997:
    KeyCorp Stock Fund*                                      12,603,344.398             $    73.60
    Value Fund                                               15,706,185.605                  16.56
    Balanced Fund                                             5,280,312.910                  13.55
    Money Market Fund                                         7,065,081.946                  12.86
    Intermediate Income Fund                                  6,565,822.644                   9.61
    Stock Index Fund                                          2,088,328.808                  13.34
    Special Value Fund                                        1,583,560.144                  16.22


       * Units disclosed include those units that have already been assigned to participants and may differ from assets per the "Statement of Changes in Net Assets" due to the Unallocated Fund and Forfeiture Fund for which units have not yet been assigned.

                           KeyCorp 401(k) Savings Plan

E.       INCOME TAX STATUS

The Internal Revenue Service has ruled that effective January 13, 1998, the Plan, as amended, qualified under Section 401(a) of the Internal Revenue Code and therefore, the related trust is not subject to tax under present income tax laws.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the participants withdraw all or a portion of their accumulative balance.

F.     EMPLOYEE STOCK OWNERSHIP PLAN

The Plan structure includes a leveraged ESOP. The Plan Sponsor loaned the proceeds of funds borrowed from several institutional investors to the ESOP. These funds were used to purchase shares of KeyCorp's common stock. The ESOP debt is secured by KeyCorp common stock held by the ESOP trustee. The ESOP will repay the loan from KeyCorp using corporate contributions made to the Plan on behalf of participants and dividends on the common stock acquired with the loans. The amount of dividends received on ESOP shares used for debt service totaled approximately $5,376,000 and $5,083,000 for 1998 and 1997, respectively.

The loan to the ESOP is subject to substantially similar terms as the borrowings from institutional investors. Under the terms of the loan agreement, the loan bears interest at 8.404%, and is due in annual installments commencing July 14, 1997, through July 14, 2001, subject to rate increases as described in the agreement.

The common stock of KeyCorp held by the ESOP was initially classified as unallocated by the Plan. Shares of common stock are allocated to participants as KeyCorp elects to make matching contributions from the ESOP. The allocation is made based on market value at the time of allocation. The related carrying value is determined based on the original purchase price. During the periods ended December 31, 1998 and 1997, 631,366 and 600,122 shares of common stock, respectively, were allocated. At December 31, 1998 and 1997, 2,181,540 and 2,812,906 shares of common stock, respectively, were unallocated.

                           KeyCorp 401(k) Savings Plan

G.     TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan's trustee, Key Trust, is an affiliate of the Plan Sponsor. All investments and transactions are maintained and initiated by the trustee. During 1998 and 1997, the Plan received $26,981,294 and $24,840,255, respectively, in common stock dividends from shares of KeyCorp. The Plan invests in certain mutual funds and in certain collective investment funds from which the Plan received $64,497,405 and $40,343,096 in investment income and capital gains in 1998 and 1997, respectively. Key Asset Management Inc., an affiliate of the Plan Sponsor, is the investment advisor for these collective investment and mutual funds.

During the periods ended December 31, 1998 and 1997, 1,594,064 and 1,651,956 shares of common stock of KeyCorp were purchased by the Plan for $61,837,801 and $48,209,302, respectively, and 1,015,086 and 2,610,872 shares of common stock of KeyCorp were sold by the Plan for $44,450,539 and $74,578,181, respectively.

H.     YEAR 2000 (UNAUDITED)

The Year 2000 issue refers to computer systems that were originally programmed using two digits rather than four digits to identify the applicable year. When the Year 2000 occurs, these systems could interpret the Year as 1900 rather than 2000. Unless hardware, system software and applications are Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems.

To address this issue, KeyCorp, on behalf of the Plan, developed an extensive plan, including the formation of a team consisting of internal resources and third-party experts. The plan, originally developed in 1995, has been in implementation since that time and consists of five major phases: awareness-ensuring a common understanding of the issue throughout KeyCorp; assessment-identifying and prioritizing the systems and third parties with whom KeyCorp has exposure to Year 2000 issues; renovation-enhancing, replacing or retiring hardware, software and systems applications; validation-testing modifications made; and implementation-certifying Year 2000 compliance and user understanding and acceptance. The awareness and assessment phases have been completed. The remaining phases are substantially complete and final testing and refinement will be addressed in 1999. None of the costs associated with compliance efforts will be borne by the Plan. KeyCorp believes the efforts described above will ensure the Plan's systems are adequately prepared for the Year 2000.

                           KeyCorp 401(k) Savings Plan

H.     YEAR 2000 (UNAUDITED)--CONTINUED

The timing of the project and its completion are based on KeyCorp management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant codes, and similar uncertainties.

                                    SUPPLEMENTAL SCHEDULES

                          KeyCorp 401(k) Savings Plan

           Line 27(a)--Schedule of Assets Held for Investment Purposes

                                December 31, 1998

                        EIN: 34-6542451 Plan Number: 002

                                                         Number
                                                       of Shares/                                Current
             Description of Assets                      Par Value             Cost                Value
--------------------------------------------------------------------------------------------------------------
KEYCORP STOCK FUND
 *  KeyCorp common stock                                28,634,558     $    380,194,160      $    916,305,856
    DTF Short-Term Investment Fund                       4,183,663            4,183,663             4,183,663
    Collective trust of Key Trust Company of
    Ohio, N.A.
     ** EB Money Market Fund                             1,342,055            1,342,055             1,342,055
                                                                   -------------------------------------------
    Total KeyCorp Stock Fund                                                385,719,878           921,831,574

VALUE FUND
**Victory Value Fund                                    17,214,356          227,379,152           299,874,076

BALANCED FUND
**Victory Balanced Fund                                  6,401,924           81,498,736            94,044,263

MONEY MARKET FUND
**Victory Institutional Money
      Market Fund                                       88,441,404           88,441,404            88,441,404

INTERMEDIATE INCOME FUND
**Victory Intermediate Income Fund                       6,947,616           66,200,661            67,947,686

STOCK INDEX FUND
    Collective trust of Key Trust Company of
    Ohio, N.A.
     ** EB Equity Index Fund                               101,332           44,680,532            50,027,610

SPECIAL VALUE FUND
**Victory Special Value Fund                             1,737,119           26,456,418            24,389,145

CONVERTIBLE SECURITIES FUND
**Victory Convertible Securities Fund                      173,128            2,351,669             2,165,832

LOAN FUND
  *Loans to participants                                36,864,549                                 36,864,549
                                                                   -------------------------------------------

TOTAL ASSETS HELD FOR INVESTMENT                                       $    922,728,450    $    1,585,586,139
                                                                   ===========================================

 *  Denotes a party-in-interest investment.
** Denotes a party-in-interest investment, managed by KeyCorp's affiliate, Key Asset Management Inc.

                           KeyCorp 401(k) Savings Plan

                 Line 27(d)--Schedule of Reportable Transactions

                          Year Ended December 31, 1998

                        EIN: 34-6542451 Plan Number: 002


                                                             Purchase                          Cost of
             Description                    Units              Price       Selling Price        Assets            Net Gain
-------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.
 * KEYCORP COMMON STOCK
      53 purchases                           1,594,064        $61,837,801
      82 sales                               1,015,086                        $44,450,539      $21,029,970      $23,420,569

   DTF SHORT-TERM INVESTMENT FUND
      676 purchases                        182,224,201        182,224,201
      821 sales                            183,445,479                        183,445,479      183,445,479

** VICTORY VALUE FUND
      84 purchases                           4,267,128         71,221,549
      171 sales                              2,758,958                         49,409,984       34,363,881       15,046,103

** VICTORY INSTITUTIONAL MONEY
       MARKET FUND
      171 purchases                         78,134,794         78,134,794
      194  sales                            80,132,671                         80,132,671       80,132,671


The purchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (i), (ii) or (iv) reportable transactions during 1998.

 *  Denotes a party-in-interest investment.

** Denotes a party-in-interest investment, managed by KeyCorp's affiliate, Key Asset Management Inc.